                                                                   Exhibit 10.35




                         TRADEMARK AND CONTENT AGREEMENT


                AGREEMENT made as of the 4th day of July, 1999 (the "Effective Date"), by and between CBS Corporation, 51 West 52nd Street, New York, New York 10019 (herein called "CBS"), CBS Worldwide Inc., 51 West 52nd Street, New York, New York 10019 (herein called "CBS Worldwide") and Medscape, Inc., 134 West 29th Street, New York, New York 10001, (herein called "Medscape"). The term "CBS" shall not include Westwood One, Inc. To the extent that CBS Worldwide is the owner of any of the CBS Health Content (as defined below), CBS Worldwide grants the same licenses as CBS set forth herein in favor of Medscape and for every provision of this Agreement that relates to such CBS Health Content the references to CBS shall be read as CBS and CBS Worldwide.


1.      DEFINITIONS

        1.1 "Above the Fold" means that portion of any web page that is designed to be visible by Internet Web Site users upon first accessing such page, without requiring users with standard configurations to scroll vertically or horizontally on the page.

        1.2 "Affiliate" of the Person concerned, means a Person that directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under common control with such Person concerned.

        1.3 "CBS Competitor" means any Person, other than CBS, who/which is engaged either directly, or indirectly through an Affiliate, in radio or television programming or radio or television program distribution (whether free over-the-air, cable, telephone, local, microwave, direct broadcast satellite, via Internet or otherwise) or billboard advertising in North America. A CBS Competitor shall not include any Person engaged, via an Internet Web Site, in television or radio program transmission or streaming (the "Internet Concern"), unless such Internet Concern: (i) owns or controls, is owned or controlled by, or is under common control with, a CBS Competitor; or (ii) prominently features, transmits or promotes Content of a CBS Competitor.

        1.4 "CBS Health Content Pages" means pages of the Consumer Health Site that include any CBS Health Content.

        1.5 "CBS License Guidelines and Restrictions" or "CBS License Guidelines" means the clearance, form, format and use restrictions and procedures set forth in Exhibit "A" attached hereto which Medscape shall adhere to in its use of CBS Health Content, CBS Marks, Consumer Health Site Content on the Consumer Health Site and on any other Internet Site linked from the Consumer Health Site.

        1.6 "CBS Health Content" means any Content (excluding, for avoidance of doubt, television/radio program outtakes) related to health, healthcare, medicine or scientific issues in the life sciences and contained in CBS News's regularly scheduled hard news broadcasts, scheduled special events coverage and unscheduled live breaking news coverage which CBS has the right to license for use on the Internet, including archival Content.

        1.7 "CBS Marks" means the following CBS registered trademarks, as shown in Exhibit B attached hereto: CBS(R) and the CBS "Eye" design.

        1.8 "CBS Programming Properties" means the CBS Television Network, CBS Radio Network (to the extent such Radio Network is owned or controlled by CBS), CBS News Division, the Internet Web Site CBS.com and other television, radio, cable and Internet Web Sites wholly-owned or controlled by CBS during the Term of this Agreement.

        1.9 "Collaboration Agreement" means any one of the following agreements between CBS and Medscape: (a) this Agreement; (b) the Advertising and Promotion Agreement dated as of the Effective Date (the "Ad and Promotion Agreement"); (c) the Stockholders Agreement dated as of the Effective Date; (d) the Common Stock Purchase Agreement dated as of the Effective Date; and (e) the Registration Rights Agreement dated as of the Effective Date.

        1.10 "Common Stock" means the common stock, $.01 par value per share, of Medscape.

        1.11 "Consumer Health Site" means the Internet Web Site owned by Medscape that provides healthcare news and healthcare information for consumers.

        1.12 "Content" means text, graphics, photographs, video, audio and/or other data or information (including, without limitation, any of the foregoing broadcast on television) relating to any subject, and/or advertisements.

        1.13 "Date and Time Network Guidelines" means the guidelines issued by CBS which restrict any advertisement from disclosing the date and time of the program or event advertised.

        1.14 "Intellectual Property Rights" means all inventions, discoveries, trademarks, patents, trade names, copyrights, jingles, know-how, intellectual property, software, shop rights, licenses, developments, research data, designs, technology, trade secrets, test procedures, processes, route lists, computer programs, computer discs, computer tapes, literature, reports and other confidential information, intellectual and similar intangible property rights, whether or not patentable or copyrightable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for, registrations of and extensions, divisions, renewals and reissuance of, any of the foregoing, and rights therein, including without limitation (a) rights under any royalty or licensing agreements, and (b) programming and programming rights, whether on film, tape or any other medium.

        1.15 "Internet" means a global network of interconnected computer networks, each using the Transmission Control Protocol/Internet Protocol and/or such other standard network interconnection protocols as may be adopted from time to time, which is used to transmit Content that is directly or indirectly delivered to a computer or other digital electronic device for display to an end-user, whether such Content is delivered through on-line browsers, off-line browsers, or through "push" technology, electronic mail, broadband distribution, satellite, wireless or otherwise.

        1.16 "Internet Site" or "Web Site" means any site or service delivering Content on or through the Internet, including, without limitation, any on-line service such as America Online and Compuserve.

        1.17 "Medscape Content" means any Content owned or controlled by Medscape other than CBS Property (as defined in subparagraph 5.1).

        1.18 "New Mark" means a word or words designated by the parties hereto for use as a new trademark and as part of a URL for the Consumer Health Site which shall be subject to the mutual agreement of the parties.

        1.19 "New Mark Brand(s)" means collectively, the New Mark, the New Mark URL (defined below) and any other URL that includes the New Mark and is used for identifying the Consumer Health Site.

        1.20 "New Mark URL" means the New Mark followed by the extension ".com"

        1.21 "Person" means any natural person, legal entity, or other organized group of persons or entities. (All pronouns whether personal or impersonal, which refer to Persons include natural persons and other Persons.)

        1.22 "Professional Health Site" means an Internet Web Site owned by Medscape that provides healthcare news and healthcare information primarily for physicians and allied healthcare professionals that is currently located at the URL www.medscape.com.

        1.23 "Term" means the term specified in paragraph 3.1 below and any extensions agreed to by the parties hereto.

        1.24 "URL Scroll" means the exhibition of a written representation of a URL in or during (i.e., at any time from the opening frame through end of the closing credits) a television program (the "Television URL Scroll") or in/on an Internet Web Site page (the "Internet URL Scroll"). For avoidance of doubt, the Television URL Scroll and the Internet URL Scroll are hereinafter collectively referred to as the "URL Scroll".


2.      SCOPE

        2.1 CBS grants to Medscape, during the Term of this Agreement and subject to the terms and conditions contained herein, the non-exclusive right and license:

                (a) to use, copy, publicly display, publicly perform, transmit, distribute or otherwise make available on or through the Consumer Health Site, the CBS Health Content, to the extent CBS has the right to so license such Content. CBS agrees that users of the Consumer Health Site may view, access, retrieve, copy and print only for noncommercial private use any CBS Health Content distributed hereunder on the Consumer Health Site. In that connection:
Medscape's obligations will be limited to: (i) presenting all video CBS Health Content in a mutually agreed-on format which may include a format designed to prevent redistribution; and (ii) including a notice to users of the Consumer Health Site that they may view, access, retrieve, etc. the Web Site Content only for noncommercial private use.

                (b) to use the CBS Marks together with the MEDSCAPE mark or, if the parties mutually agree, the New Mark (or such other mark mutually agreed to by the parties hereto), in connection with Medscape's operation of the Consumer Health Site, but only to the extent that CBS has the right to use the CBS Marks or New Mark, as applicable. If the parties agree to use the New Mark as the name of the Consumer Health Site, then CBS shall use commercially reasonable efforts to acquire rights in the New Mark URL. If the parties are unable to use the New Mark in combination with the CBS Mark to brand the Consumer Health Site, then the brand for the Consumer Health Site shall remain "CBS Medscape".

Nothing in this Agreement grants Medscape ownership or other rights in or to the CBS Health Content or the CBS Marks, except in accordance and to the extent of this license.

        2.2 Medscape's exercise of the rights granted herein shall conform to the restrictions or requirements set forth in the CBS License Guidelines (attached hereto as Exhibit "A"), as such License Guidelines may be amended or revised by from time to time by CBS, to reflect any changes in the business, practice, procedures or policies of CBS or Medscape. CBS will endeavor to notify Medscape of relevant changes to the CBS License Guidelines. For avoidance of doubt, the CBS License Guidelines shall be no more restrictive than the standards and practices applicable to the CBS Television Network.

        2.3 (a) Medscape shall have access to all CBS Health Content, and, subject to the conditions stated in the next sentence, CBS shall deliver, at times reasonably requested by Medscape, CBS Health Content in a mutually agreed form and format. Notwithstanding anything to the contrary contained in this paragraph (e.g., CBS's prior agreement on the CBS Health Content concerned), CBS shall have the right to refuse to deliver to Medscape any CBS Health Content if, in CBS's sole discretion, the CBS Health Content or the use contemplated, conflicts with, interferes with or is detrimental to CBS's interests, reputation or business or might subject CBS to unfavorable regulatory action, violate any law, infringe the rights of any person, or subject CBS to liability for any reason.

            (b) Medscape shall be responsible for and shall reimburse CBS for all actual costs and expenses, above and beyond those expenses normally incurred by CBS in the ordinary course of business, which are incurred by CBS in preparing and/or delivering the CBS Health Content in the desired form and format. Any amounts to be paid under this subparagraph 2.3(b) shall be due and payable within 30 days of receipt of an invoice relating to such amounts. Those amounts will also be recoupable from all monies becoming payable to Medscape under this or any other

Agreement or otherwise to the extent to which they have not actually been paid or reimbursed as provided for in the preceding sentence.

        2.4 During the Term of this Agreement, any Content displayed on the Consumer Health Site shall be subject to any restrictions or requirements set forth in the CBS License Guidelines. CBS shall have the right to demand the withdrawal from the Consumer Health Site of any CBS Health Content which in CBS's sole opinion conflicts with, interferes with or is detrimental to CBS's interests, reputation or business or which might subject CBS to unfavorable regulatory action, violate any law, infringe the rights of any Person, or subject CBS to liability for any reason. Upon notice from CBS to withdraw the CBS Health Content concerned, Medscape shall cease using any such CBS Health Content on the CBS Consumer Health Site as soon as commercially and technically feasible, but in any event within forty-eight (48) hours after CBS's notice, unless such withdrawal is required sooner by law. For purposes of this paragraph
2.4 (and in addition to the terms and conditions set forth in paragraph 9.5 below), notice shall be deemed given when sent by confirmed facsimile transmission to the fax number set forth in paragraph 9.5 below.

        2.5 (a) During the Term of this Agreement, Medscape shall, in all instances, consult with CBS regarding (visual and editorial) presentation of the CBS Health Content on the Consumer Health Site. In no event shall Medscape distort or misrepresent any material contained in the CBS Health Content. No CBS Health Content shall be used/displayed out of context. Medscape shall have the right to edit and revise the CBS Health Content subject to CBS's prior approval in each instance.

            (b) Medscape shall be solely responsible for the engineering, production, maintenance and monitoring of all CBS Health Content which Medscape makes available on the Consumer Health Site.

            (c) Subject to any restrictions or requirements in the CBS License Guidelines, Medscape shall have the right, but not the obligation, to correct any errors, omissions and/or inaccuracies in the transmission or transcription of the CBS Health Content identified by Medscape or reported to Medscape by Consumer Health Site users.

        2.6 Except as otherwise specified in this Agreement, during the Term of this Agreement, Medscape shall not, without CBS's prior written approval, advertise, promote or market in any media now known or hereafter developed, including the Internet, any CBS Competitor, except that Medscape may promote any CBS Competitor: (i) on the Consumer Health Site on an occasional basis; or (ii) on/in any of its venues other than the Consumer Health Site, to the extent that CBS would permit such advertising, promotion or marketing on the CBS Television Network, pursuant to its Date & Time Network Guidelines. Solely for purposes of this paragraph, "CBS Competitor" shall mean any Person who/which is engaged in North America in: (A) cable television programming or program distribution that is competitive with the TNN or CMT cable service; or (B) radio or over-the-air television programming, broadcasting or distribution.

        2.7     If the New Mark is used for the Consumer Health Site:

            (a) Use of the name "CBS" in combination with the New Mark (i.e. "CBS New Mark") to brand the Consumer Health Site shall be accompanied by the phrase "powered by Medscape" or "part of the Medscape Network" (or a similar phrase which reflects an association with Medscape.com, as determined by Medscape). The Medscape brand will be prominently displayed throughout the Consumer Health Site to reinforce the association with the Professional Health Site.

            (b) CBS News shall brand substantially all of the CBS News (i.e., television and radio) healthcare segments broadcast on the CBS Television Network and the CBS Radio Network, to the extent that CBS owns or controls the CBS Radio Network (the "CBS News Health Programming") as "CBS New Mark", and will endeavor to include an on-air mention of, or Television URL Scrolls featuring the URL which combines the CBS Mark and the New Mark and identifies the Consumer Health Site (e.g., cbsnewmark.com).

            (c) Following the expiration of the Term of this Agreement:

                (i) For the twelve (12) month period following expiration, (the "Transition Period") Internet users inputting the URL which identified the Consumer Health Site during the Term (and provided such URL includes the New Mark) (the "Identifying URL") will be routed (by Medscape) to the Consumer Health Site. Except as set forth in the preceding clause, neither party shall have the right to use or promote the New Mark URL or any Identifying URL. (For avoidance of doubt, nothing contained in this paragraph will prevent CBS from using the New Mark to brand its news segments.)

                (ii) Upon expiration of the Transition Period: (A) CBS shall have the right to use the Identifying URL (e.g., the New Mark URL preceded by "CBS") or a variation thereof for CBS's designated purpose; and (B) Internet users who input the New Mark URL will be automatically forwarded (by Medscape) to a screen (the "Splash Screen") that notifies the viewer that: (I) CBS and Medscape are no longer offering health information on a single Web Site; and (II) consumer health information is available on a Medscape-identified Internet Web Site and a CBS-identified Internet Web Site. For a period of ninety (90) days following expiration of the Transition Period, Medscape may include in its notice the following phrase: "the Web Site formerly known as [insert the Identifying URL]." The parties shall mutually agree upon the copy, look and feel of the Splash Screen.

            (d) Upon termination of this Agreement solely by reason of a material breach by either party of one of the Collaboration Agreements:

                (i) The non-breaching party shall have the exclusive right to use the New Mark Brand(s) (excluding, for avoidance of doubt, the CBS Mark(s)) and the breaching party shall assign to the non-breaching party any right it has in such Brand(s).

                (ii) If CBS is the breaching party:

                    (A) CBS shall cease using or promoting the New Mark Brand(s)
            and the Identifying URL; and

                    (B) Internet users inputting the Identifying URL shall be
            routed (by Medscape) to the Consumer Health Site, which shall be renamed with a name of Medscape's choice (which name shall not include any CBS Mark(s));

            (iii)   If Medscape is the breaching party:

                    (A) Medscape shall cease using or promoting the New Mark
            URL; and

                    (B) Internet users inputting the Identifying URL shall be
            routed (by Medscape) to a CBS Web Site (identified by CBS).

        2.8 If CBSMedscape.com (or a variation thereof) is the URL for the Consumer Health Site (the "CBS/Medscape URL") at the time of expiration or termination of this Agreement, then for a period of twelve (12) months following expiration of this Agreement, Internet users who input the CBS/Medscape URL will be automatically forwarded (by Medscape) to a Splash Screen that notifies the viewer that: (a) CBS and Medscape are no longer offering consumer health information on a single Web Site; and (b) consumer health information is available on a Medscape-identified Internet Web Site and a CBS-identified Internet Web Site.

        2.9 (a) (i) Medscape, in close cooperation with CBS News, will produce and provide on a mutually agreeable basis, timely, creative and compelling health-related news and feature ideas and programming to the CBS Programming Properties (the "Medscape Programming"). CBS and Medscape will work together to develop the Medscape Programming and mutually agree on the allocation of resources for this Programming. The parties will mutually agree to the scope and frequency of the Medscape Programming. Medscape Programming will conform in all respects to the CBS News Standards as they may be amended from time to time.

                (ii) CBS and Medscape jointly shall own all copyrights and rights of copyrights throughout the world in and to the Medscape Programming or any portion thereof, subject to the next two sentences. Medscape hereby grants to CBS the exclusive worldwide perpetual right to: (A) archive the Medscape Programming and (B) to distribute and to authorize the distribution of Medscape Programming in all media, including over-the-air, cable and DBS television; provided that CBS has broadcast or exhibited the Medscape Programming within a reasonable time after Medscape makes such Programming available to CBS. In the event that CBS rejects the Medscape Programming or does not broadcast or exhibit the Medscape Programming to the public within a reasonable period of time after Medscape has made such Programming available to CBS, then, at the end of such reasonable period, Medscape shall own all copyrights and rights of copyrights therein, provided that the cost of producing and providing such Programming was borne solely by Medscape.

            (b) Where appropriate, Medscape will create special online reports and features ("Special Online Reports") on the Consumer Health Site that complement the CBS News Health

Programming and the Medscape Programming, by providing expanded online coverage of the story, links to related articles, expanded online video and audio clips, and subject-specific interactive features. CBS will endeavor to give on-air mention to, and/or Television URL Scrolls of the Identifying URL, in connection with Medscape Programming and Special Online Reports.

        2.10 Where appropriate and at CBS News' sole discretion, CBS News shall make on-air reference to and a URL Scroll of the Consumer Health Site, with respect to healthcare segments broadcast or distributed on any CBS News program, provided that the Consumer Health Site is at such time featuring Content that relates to the particular health care segments.

        2.11 In the event that Medscape desires to use any music contained in any CBS Health Content on the Medscape Site, prior to such use, Medscape shall
(i) report to the applicable music rights society on behalf of CBS, all titles and publishers of all such music and (ii) secure, at its sole cost and expense, and pay for all performing, duplication and/or recording rights licenses, if any, necessary for the use of musical compositions and sound recordings on the Internet. CBS shall endeavor to deliver to Medscape accurate music cue sheets for all such music.

        2.12 During the Term of this Agreement, CBS shall maintain prominent, Above the Fold hypertext links from the Internet Web Site CBS.com to the Consumer Health Site. In addition, during the Term of this Agreement, each party shall use commercially reasonable efforts to place hypertext links on all of the Web Sites operated by or on behalf of such party or its Affiliates, or bear the trademarks of such party, including, without limitation, CBS.Sportsline.com, CBS.Marketwatch.com, CBS.Medscape.com, CBS.StoreRunner.com and Office.com for CBS, and the Consumer Health Site and the existing Professional Health Site for Medscape.

        2.13 Medscape grants to CBS, during the Term of this Agreement and subject to the terms and conditions contained herein, the non-exclusive right and license to use, copy, publicly display, publicly perform, transmit, distribute or otherwise make available, the Medscape Content and MEDSCAPE trademark(s) to the extent contemplated in this Agreement and to the extent that Medscape has the right to so license such trademark(s) and Content. Such use of the Medscape Content and Medscape trademark(s) shall also be in accordance with the correct use guidelines made available form Medscape from time to time.

        2.14 Except as otherwise set forth in paragraphs 2.7 above or elsewhere in this Agreement, upon expiration or termination of this Agreement: (i) each party shall immediately cease all use of the other party's trademarks, and (ii) Medscape shall cease using any CBS Health Content or Content derived therefrom in connection with the name and operation of the Consumer Health Site or otherwise. In connection with the above, Medscape shall immediately remove or erase the CBS Health Content (and any Content derived therefrom) and CBS Marks from the Consumer Health Site, and from any advertising and promotional materials, as soon as commercially and technically practicable, given customary Internet business practices, but in no event shall any such material remain on the Consumer Health Site more than ten (10) days after expiration of CBS's notice of termination, as applicable, unless sooner required by law, and at CBS's request, Medscape shall furnish CBS with a certificate from an officer of Medscape of such removal or erasure satisfactory to CBS.

3.      TERM

        3.1 The Term of this Agreement shall begin as of the date hereof and shall continue in full force and effect for a period of seven (7) consecutive years from the Effective Date, unless it is terminated earlier in accordance with the terms and conditions stated herein.

        3.2 The parties shall negotiate exclusively with each other in good faith for a period of twelve (12) consecutive months (the "Negotiation Period") with respect to any extension(s) of the Term of this Agreement commencing on the fifth anniversary of the Effective Date (i.e., July 4, 2004).


4.      PROCEDURES

        4.1 (a) CBS shall deliver to Medscape a copy of each CBS Mark in the form in which such Mark may be used by Medscape on the Consumer Health Site. Medscape acknowledges that the CBS Marks are trademarks owned or controlled by CBS Corporation or an Affiliate thereof and that all uses by Medscape of such CBS Marks shall inure to CBS's benefit. Medscape shall maintain CBS quality standards with respect to its use of the CBS Marks, and otherwise use the CBS Marks subject to any restrictions or requirements disclosed by CBS (including any requirements/restrictions delineated in the CBS License Guidelines). All materials bearing the CBS Marks shall be subject to CBS's prior written approval as described in subparagraph 4.2(b) below.

            (b) In the event that during the Term of this Agreement Medscape shall create any proprietary right in any CBS Marks, as a result of the exercise by Medscape of any right granted to it hereunder, such proprietary right shall immediately vest in CBS and Medscape shall be authorized to use such new proprietary right as though same had specifically been included in this Agreement.

        4.2 (a) Medscape shall not file any application in any country to register a trademark which contains any CBS Marks, or is the same as, similar to, or deceptive or misleading with respect to the CBS Marks or any other CBS trademark. If any application for registration is filed in any country by Medscape in contravention of this paragraph 4.2, CBS shall have the right to take appropriate action against Medscape, including seeking injunctive relief, to prohibit or otherwise restrain Medscape's use of the infringing party's use of the infringing mark.

            (b) Medscape shall furnish CBS proofs of all materials bearing any CBS Mark(s) (including, without limitation, advertising and publicity materials). Solely with respect to use of the CBS Mark(s) on the Consumer Health Site, Medscape shall submit a prototype of each (Internet) graphical representation(s) of the CBS Mark(s) to be used on such Site, for CBS's approval. Medscape will not authorize full scale production of any material until after obtaining CBS's written approval in each instance. Any changes in such material shall also be subject to CBS's prior written approval. The preceding sentence will not apply to: (i) any Web Site Content that features the CBS Mark(s) where the graphical representation of the CBS Mark(s) has been pre-approved in writing; or (ii) any press releases and/or promotional literature the graphic and format of which have been previously approved. (Notwithstanding the preceding sentence, any copy or Web Site Content which identifies CBS and describes the relationship between Medscape and CBS, other than mutually agreed-on tag language appearing at the end of each press release or the like, or the Web Site equivalent thereof, which language is non-contextual, shall be subject to CBS's prior approval.) Approval by CBS shall not relieve Medscape of any of its warranties or obligations under this Agreement and all materials that bear any CBS Marks shall strictly conform with the samples and proofs approved by CBS. Materials to be approved by CBS shall be submitted to the Associate General Counsel, Contracts, Rights and Development, CBS Law Department, 51 West 52nd Street, 36th Floor, New York, New York 10019, and/or such other person that may be designated in writing by CBS. In each instance, CBS shall respond promptly to Medscape's requests for approval.

        4.3 (a) Medscape shall use reasonable efforts to require any merchant included in the Consumer Health Site or with whom Medscape establishes a link pursuant to a contract with Medscape, to represent and warrant that such merchant will abide/abides with all applicable federal, state, local and foreign laws and regulations. Medscape, at its own expense, shall indemnify, defend and hold harmless CBS, its Affiliates, directors, officers, employees and agents (including their respective successors and assigns) against any and all costs and damages (including reasonable attorneys' fees) incurred by CBS as a result of Medscape's failure to include the foregoing merchant warranty in Medscape's agreements with any such merchant. The foregoing indemnity shall be subject to the procedural requirements set forth in paragraph 7.3 below.

            (b) If Medscape becomes aware of any unauthorized or unlawful activity by any merchant or advertiser linked to or exhibited on the Consumer Health Site, Medscape will take appropriate action (including, without limitation, removing from the Consumer Health Site, any Content related to such activity as expeditiously as possible, in accordance with paragraph 2.4 hereof), and with respect to any unauthorized or unlawful activity of a material nature, Medscape will use its reasonable best efforts to notify CBS of such activity.

        4.4 In the event that Medscape learns of any infringement, threatened infringement, or passing off of the CBS Mark(s), or that any Person claims or alleges that the such trademarks or logos are liable to cause deception or confusion to the public, then Medscape shall notify CBS of the particulars thereof.

        4.5 CBS shall be solely responsible for all costs associated with the acquisition or transfer of (i) any applicable federal or state trademark registrations for the New Mark or, if applicable, marks which are derivatives thereof or substantially similar thereto, (ii) the New Mark URL and derivative or related URLs (such as New Mark URLs with the ".org" or ".edu" extensions) that, in CBS's judgement, should be obtained to protect the CBS New Mark Brands and (iii) any other rights related to use of the New Mark in relation to operation of the Consumer Health Site, as mutually agreed-on by the parties. Medscape will not seek reimbursement for advertising expenditures or payment of any of Medscape's conversion costs in the event that: (i) CBS does not acquire or use the New Mark to name the Consumer Health Site, or (ii) the name of the Consumer Health Site is changed from the New Mark to another name.

5.      RIGHTS

        5.1 (a) As between CBS and Medscape, CBS is or shall be the exclusive owner of and shall retain all right, title and interest to the CBS Mark(s) and the CBS Health Content and any derivative work(s) (as such term is defined in the U.S. Copyright Act, 17 U.S.C.) thereof, including all Intellectual Property Rights therein (the "CBS Property").

            (b) Medscape shall place a notice of copyright on each CBS Health Content Page in accordance with the CBS License Guidelines. Medscape shall cooperate fully with CBS in connection with CBS's obtaining appropriate copyright registration in the name of CBS for any CBS Health Content Page.

            (c) Medscape is the exclusive owner of and shall retain all right, title and interest to the Medscape Content, the Consumer Health Site, the Professional Health Site, any other Medscape-owned Internet Site(s) and Medscape-owned trademarks and all Intellectual Property Rights therein, excluding the CBS Property.

            (d) Except as otherwise set forth in paragraph 2.7 above:

                (i) The New Mark URL shall be jointly owned by CBS and Medscape; and

                (ii) During the Term: (A) the Identifying URL shall be jointly owned by CBS and Medscape; and (B) as between CBS and Medscape, the New Mark URL and the Identifying URL shall be used exclusively by Medscape to operate the Consumer Health Site.

Any registration or registration transfer covering the HealthWatch URL or the Identifying URL shall be effected accordingly.

        5.2 Each party agrees to take all action and cooperate as is reasonably necessary, at the other party's request, to protect the requesting party's rights, titles, and interests specified in this Article 5, and further agrees to execute any documents that might be necessary to perfect such party's ownership of such rights, titles and interests. Any costs incident thereto shall be borne by the requesting party, provided such costs are reasonable.


6.      EXCLUSIVITY;  NONCOMPETE

        6.1 (a) During the Term of this Agreement:

                (i) the Consumer Health Site shall be the exclusive healthcare Internet Site:

                        (A) integrated into CBS News programs (including the CBS
            Radio Network to the extent such Radio Network is owned or controlled by CBS); and

                        (B) featured on a regular basis on the Internet Site
            CBS.com.

                (ii) where appropriate, in CBS's sole discretion, the Consumer Health Site shall be the exclusive healthcare Internet Site integrated into general interest programs on the CBS Television Network.

                (iii) CBS shall not integrate the Internet Site Rx.com into CBS News programs, it being understood however, that, solely for purposes of clause 6.1(a)(iii), the term "integrated" shall exclude any URL Scroll.

            (b) For purposes of this paragraph 6.1, the term "integrated" shall mean in-program or post program on-air mention and a URL Scroll; it being understood, however, that the terms "integrated" and "featured" do not include and nothing herein shall restrict CBS from: (i) the placement of any public service announcement or commercial in any medium, which may include the reference to a URL or a URL Scroll; (ii) attribution (in any form) of an Internet Site, including a Competitive Site, solely in the context of covering/reporting any newsworthy event(s) in the ordinary course of news coverage and only on an occasional basis; and (iii) the display or feature in a search engine or portal, such as AOL or Excite, of a URL or a hypertext link (or similar access) to an Internet Site; and (iv) any acknowledgement of the sponsorship of a program or program segment, which may include the reference to a URL or a URL Scroll;

        6.2 (a) During the Term of this Agreement, without Medscape's prior written approval, CBS shall not:

                (i) license the right to use the CBS Marks in connection with branding any Competitive Site.

                (ii) display, perform, distribute, transmit or otherwise make available any CBS Health Content on any Competitive Site. The preceding sentence shall not:

                     (A) for avoidance of doubt, prohibit CBS.com (or any
            successor thereto) or any CBS Affiliate from including CBS Health Content on their respective Web Site(s).

                     (B) prohibit CBS from supplying CBS Health Content to
            television or radio program producers or distributors, which may, in turn, use the material on their Web Sites.

                     (C) prohibit CBS from supplying (licensing or authorizing
            the use of) audio or video footage or text or graphics to any other Internet Web Site (including a Competitive Site) consistent with current and past practices in the normal course of CBS's news business.

                     (D) prevent CBS from honoring any pre-existing commitments regarding the exploitation of CBS Health Content on any Competitive Site. For purposes of clarification and exclusive of any transactions between any individual CBS-owned or CBS-controlled television or radio station and any Competitive Site(s), to the best of CBS's knowledge, there are no pre-existing commitments between CBS Corporation and any such Competitive Site(s).

                (iii) enter into any transaction similar to this transaction for the provision by CBS of healthcare programming, online marketing and promotion of any Competitive Site. (For avoidance of any doubt, nothing in this Agreement shall prevent CBS-owned or CBS-controlled television or radio stations from accepting or placing any advertisement(s) or commercial(s) involving a Competitive Site or entering into any advertising relationship with any advertiser or its Web Site.)

            (b) For avoidance of doubt, this paragraph 6.2 will not preclude any CBS-affiliated television or radio station from maintaining a Competitive Site.

        6.3 (a) For purposes of this Article 6, "Competitive Site" shall mean an Internet Site that has as its primary function and its principal theme the delivery of healthcare news and healthcare information geared to the consumer.

            (b) The parties agree and confirm that Rx.com is not a Competitive Site as of the Effective Date.


7.      WARRANTIES; REPRESENTATIONS; INDEMNITIES

        7.1 (a) CBS REPRESENTS AND WARRANTS THAT:

                (i) it has full power and authority to enter into this Agreement.

                (ii) to the best of its knowledge, the CBS Marks and the use thereof in accordance with this Agreement shall not violate any law or infringe upon or violate any rights of any Person.

            (b) MEDSCAPE REPRESENTS AND WARRANTS THAT:

                (i) exclusive of the Identifying URL, the New Mark URL and the CBS Property, it owns or controls all right, title, and interest in and to the Consumer Health Site, and owns or licenses all Intellectual Property Rights therein, necessary to carry out its obligations hereunder and to grant and assign the rights and licenses granted to CBS herein.

                (ii) it is has the full power and authority to enter into and fully perform this Agreement.

                (iii) exclusive of the Identifying URL, the New Mark URL and the CBS Property, the Medscape Content or any Content developed or furnished by Medscape hereunder (including the Medscape Programming and Special Online Reports), the Consumer Health Site and the use thereof shall not violate any law or infringe upon or violate any rights of any Person.

                (iv) at all times, it will maintain the Consumer Health Site in a professional manner consistent with industry standards.

                (v) to the best of its knowledge, the MEDSCAPE trademark and the use thereof shall not violate any law or infringe upon any rights of any Person.

            (c) Medscape covenants that it will use its reasonable best efforts to adhere to the following performance standards:

                (i) to maintain the availability of the Consumer Health Site seven (7) days a week, twenty-four (24) hours a day, except during periods of scheduled maintenance;

                (ii) the Consumer Health Site as displayed to users shall have at least 97% uptime over a twelve (12) month period, excluding events of an extraordinary nature which are beyond the control of Medscape; and

                (iii) Medscape shall provide CBS with a contact person for support of issues related to the Consumer Health Site. Such contact person or his/her substitute(s) shall be available to CBS seven (7) days a week, twenty-four (24) hours a day for emergency support.

        7.2 EXCEPT FOR THE FOREGOING WARRANTIES, NEITHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THEIR CONTENT, INTERNET SITES OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT.

        7.3 (a) Each party (the "Indemnifying Party") shall at all times indemnify, hold harmless and defend the other party (collectively, the "Indemnified Party") from and against any loss, cost, liability or expense (including court costs and reasonable attorneys' fees) arising out of or resulting from any breach by the Indemnifying Party of any representation, warranty, covenant or agreement contained herein. In the event of any such claim, the Indemnified Party shall: (i) promptly notify the Indemnifying Party of the claim; (ii) allow the Indemnifying Party to direct the defense and settlement of such claim with counsel of the Indemnifying Party's choosing; and
(iii) provide the Indemnifying Party, at the Indemnifying Party's expense, with information and assistance that is reasonably necessary for the defense and settlement of the claim. The Indemnified Party reserves the right to retain counsel, at the Indemnified Party's sole expense, to participate in the defense of any such claim. The Indemnifying Party shall not settle any such claim or alleged claim without first obtaining the Indemnified Party's prior written consent in all instances where the settlement concerned might adversely affect the Indemnified Party's rights (under this Agreement or otherwise); and such consent shall not be unreasonably withheld. If the

Indemnifying Party assumes the defense and settlement of the claim as set forth above, then the Indemnifying Party's only obligation is to satisfy the claim, judgment or approved settlement.

            (b) CBS, at its own expense shall indemnify, defend and hold harmless Medscape, its directors, officers, employees and agents (including their respective successors and assigns), against any third party claims based on an allegation that (i) the use of the CBS Mark(s) in accordance with the terms of this Agreement infringes the trademark or other Intellectual Property Rights of any third party, (ii) the use of the New Mark, in accordance with the terms of this Agreement, whether used as a brand, trademark, URL or any of the foregoing in conjunction with the CBS Mark(s) infringes upon or violates the rights of any third party, or (iii) the use of the CBS Health Content in accordance with the terms of this Agreement violates any law or infringes upon or violates the rights of any third party; and CBS shall pay any royalties and other costs related to the settlement of such claims, and the costs and damages, including reasonable attorneys' fees, awarded as a result of any suit based on such claim, provided Medscape promptly notifies CBS in writing of any such claim and gives CBS authority and control of the defense of such claim, such assistance and information as is available to Medscape for the defense of such claim. Any such assistance or information which is furnished by Medscape at the written request of CBS shall be at CBS's expense. For the avoidance of any doubt, this indemnity shall apply to Medscape's use of any CBS Mark(s) or CBS Health Content in accordance with the licenses granted by CBS if CBS did not notify Medscape of any restrictions on such Mark(s) or Content and it is later found that CBS had insufficient or no rights to license such Marks/Content to Medscape under this Agreement.

            (c) Medscape, at its own expense shall indemnify, defend and hold harmless CBS, its directors, officers, employees and agents (including their respective successors and assigns), against any third party claims based on an allegation that: (i) the use of the MEDSCAPE trademark, in accordance with the terms of this Agreement infringes the trademark or other Intellectual Property Rights of any third party; and (ii) Medscape Content or Content on the Consumer Health Site or any Content developed or furnished by Medscape thereunder or the Medscape Programming or any Special Online Report violates any law or infringes upon or violates the rights of any third party; and Medscape shall pay any royalties and other costs related to the settlement of such claim, and the costs and damages, including reasonable attorneys' fees, awarded as a result of any suit based on such claim, provided CBS promptly notifies Medscape in writing of any such claim and gives Medscape authority and control of the defense of such claim, such assistance and information as is available to CBS for the defense of such claim. Any such assistance or information which is furnished by CBS at the written request of Medscape shall be at Medscape's expense. For avoidance of doubt, this indemnity shall apply to Medscape's use of any Medscape mark(s) or Medscape Health Content in accordance with the licenses granted by Medscape if Medscape did not notify CBS of any restrictions on such mark(s) or Content and it is later found that Medscape had insufficient or no rights to license such marks / Content to CBS under this Agreement.


8.      REMEDIES

        8.1 CBS shall have the right to terminate this Agreement if (any of the following occurs):

            (a) Medscape breaches any material term or condition of this Agreement and has failed to cure such breach within twenty (20) days following notice of default. The foregoing cure period will not apply to: (i) a term or condition for which a specific cure period is provided or (ii) a breach incapable of being cured.

            (b) Medscape breaches any material term or condition of any Collaboration Agreement and has failed to cure such breach within the time prescribed for cure in the Collaboration Agreement concerned. The foregoing cure period will not apply to breaches incapable of being cured.

            (c) Medscape: (i) becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors; (ii) is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; (iii) becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; (iv) is liquidated or dissolved.

            (d) Medscape issues to a CBS Competitor in any one transaction or series of related transactions, a number of voting securities of Medscape such that after such issuance or series of issuances, such CBS Competitor beneficially owns or controls, directly or indirectly, nine percent (9%) or more of the outstanding shares of Common Stock (as such term is defined in the Ad and Promotion Agreement)(the "threshold"), and has failed to reduce such ownership of Common Stock below the threshold within twenty (20) days following CBS's notice set forth in 8.1(d)(ii) below.

                (i) Notwithstanding the foregoing however, the provisions of this subparagraph 8.1(d) shall not apply to a stockholder of Medscape who beneficially owns or controls, directly or indirectly, nine percent (9%) or more of the outstanding shares of Common Stock on the day prior to the date of this Agreement.

                (ii) The parties hereby agree that Medscape will give CBS confidential written notice of its intent to enter into an agreement for issuance of securities that would result in a stockholder beneficially owning or controlling, directly or indirectly, nine percent (9%) or more of the outstanding shares of Common Stock, together with a description of the party with whom Medscape intends to effect such a transaction, for the purpose of ascertaining CBS's opinion whether, as of the date of the notice, such party is a CBS Competitor. CBS shall have five (5) days from the receipt of such notice to respond to Medscape. CBS's opinion shall be based solely on the information provided to CBS in the notice and CBS shall have no independent duty whatsoever to investigate or inquire further. If CBS confirms that the party is not a CBS Competitor, CBS shall be deemed to have waived any right of CBS pursuant to this
        Article 8 in respect of such party and transaction, unless there were material misstatements or omissions in the disclosures made by Medscape to CBS in connection with the transaction.

                (iii) For purposes of this subparagraph 8.1(d), the term "beneficial ownership" shall have the meaning set forth in Section 13(d) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CBS may exercise its right to terminate pursuant to this paragraph 8.1 by sending Medscape the appropriate notice. No exercise by CBS of its rights under this paragraph 8.1 will limit CBS's remedies by reason of Medscape's default, CBS's rights to exercise any other rights under this paragraph 8.1, or any of CBS's other rights.

        8.2 Medscape shall have the right to terminate this Agreement if (any of the following occurs):

            (a) CBS breaches any material term or condition of this Agreement and has failed to cure such breach within twenty (20) days following notice of default. The foregoing cure period will not apply to: (i) a term or condition for which a specific cure period is provided or (ii) a breach incapable of being cured.

            (b) CBS breaches any material term or condition of any Collaboration Agreement and has failed to cure such breach within the time prescribed for cure in the Collaboration Agreement concerned. The foregoing cure period will not apply to breaches incapable of being cured.

            (c) CBS: (i) becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors; (ii) is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; (iii) becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing; (iv) is liquidated or dissolved.

        8.3 EXCEPT WITH RESPECT TO THIRD PARTY CLAIMS FOR WHICH EACH PARTY SHALL FULLY INDEMNIFY THE OTHER AS REQUIRED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, "BUSINESS INTERRUPTION" OR ANY LOSS OF PROFITS.

        8.4 In the event of a material breach by CBS of this Agreement (which gives rise to Medscape's right to terminate this Agreement), Medscape's sole and exclusive remedy (other than for any injunctive relief to prevent CBS as a licensee under this Agreement from continuing to violate such license) shall be payment by CBS of the sum of $10,000,000 to Medscape, as liquidated damages and not as a penalty, for loss of the license hereunder, provided however, that Medscape terminates the Ad and Promotion Agreement and it terminates this Agreement.

        8.5 In the event of termination pursuant to paragraph 8.1 or 8.2 of this Agreement, the rights and obligations of the parties hereto with respect to the following paragraphs shall not terminate: subparagraphs 2.7(c) and 2.7(d) (post-expiration use of the Identifying URL), paragraph 2.8 (post-Term use of the CBS/Medscape URL), paragraph 2.13 (Content and trademark removals), subparagraph 4.3(a) (indemnification), paragraph 4.5 (New Mark costs), paragraph
7.3 (indemnification), paragraph 9.1 (permitted assignments), paragraph 9.2 (jurisdiction), paragraph 9.5 (notice) and paragraph 9.8 (governing law).


9.      GENERAL

        9.1 This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign its respective rights and obligations, in whole or in part, under this Agreement without prior written consent of the other party hereto. Any attempt to assign this Agreement without such consent shall be void and of no effect ab initio. Notwithstanding the foregoing, a party hereto may assign this Agreement or any of its rights and obligations hereunder to any entity controlling, controlled by or under common control with, such party, or to any entity that acquires such party by purchase of stock or by merger or otherwise, or by obtaining substantially all of such party's assets (the "Permitted Assignee"), provided that (i) no such assignment shall relieve the assigning party of any of its obligations under this Agreement; (ii) with respect to any assignments effected by Medscape, no such Assignee (or any division thereof) is a CBS Competitor and (iii) such Permitted Assignee shall agree in writing to be bound by the terms and conditions hereof.

        9.2 Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each of CBS and Medscape agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of CBS and Medscape further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 9.2. Each of CBS and Medscape irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        9.3 Each party shall comply in all material respects with all laws and regulations applicable to its activities under this Agreement.

        9.4 If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances, and such provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

        9.5 Except as otherwise set forth in this Agreement (including paragraph
2.4 hereof), all notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                        (i)     if to Medscape,

                                Medscape, Inc.
                                134 West 29th Street
                                New York, N.Y.  10001
                                Fax: (212) 760-3140
                                Attention:  Chief Executive Officer

                                with copies to:

                                Brobeck, Phleger & Harrison, LLP
                                1633 Broadway
                                New York, N.Y.  10019
                                Fax: (212) 586-7878
                                Attention:  Alexander D. Lynch, Esq.

                                and

                                Patterson, Belknap, Webb & Tyler LLP
                                1133 Avenue of the Americas
                                New York, New York 10036
                                Fax: (212) 336-2222
                                Attention:  John P. Schmitt

                        (ii)    if to CBS,

                                CBS Corporation
                                51 West 52nd Street
                                New York, New York 10019
                                Fax:  (212) 975-9191
                                Attention:  Chief Financial Officer
                                with a copy to:

                                CBS Corporation
                                51 West 52nd Street
                                New York, New York 10019
                                Fax:  (212) 597-4031
                                Attention:  General Counsel


        9.6 The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

        9.7 No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

        9.8 This Agreement, along with the Exhibits hereto, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

        9.9 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

        9.10 This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing, either party hereto may waive compliance by the other party with any term or provision of this Agreement.

        9.11 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

        9.12 This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

        9.13 The headings contained in this Agreement or in any Exhibit or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

                IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

MEDSCAPE, INC.                            CBS CORPORATION


By:                                       By:
    ----------------------------------        ----------------------------------
Name:                                     Name:
      --------------------------------          --------------------------------
Title:                                    Title:
       -------------------------------           -------------------------------

CBS WORLDWIDE INC., to the extent specified on page 1.

By:
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------

                                    EXHIBIT A

    (Attached to and forming a part of the Agreement, made as of July 4, 1999 between CBS Corporation and Medscape Inc.)

       ------------------------------------------------------------------


                     CBS LICENSE GUIDELINES AND RESTRICTIONS



I.      GENERAL

Except as set forth in the next sentence, the Consumer Health Site shall not include the following Content (nor establish links from the Site to the following Content): (i) cigarettes, (ii) hard liquor, (iii) massage parlors,
(iv) abortion clinics, (v) firearms and ammunition, (vi) head shops, (vii) lotteries, (viii) gambling, (ix) sexually explicit content, (x) Content that contains profanity, (xi) Content that denigrates a particular group based on gender, race, creed, religion, sexual preference or handicap. The Content described in the preceding sentence, clauses (i), (ii), (iii), (iv), (v), (vi),
(vii), (viii) and (ix) may be included on the Consumer Health Site but only to the extent they pertain directly to health, healthcare, medical or scientific issues in the life sciences and do not constitute an advertisement of any goods or services.


II.     CBS HEALTH CONTENT

1. Each party shall notify the other of all errors, omissions, and/or inaccuracies in transmission or transcription of the CBS Health Content within twenty-four (24) hours after it becomes aware thereof.

2. If Medscape provides such notice, it shall specify to CBS what action, if any, it has taken to correct the error, omission and/or inaccuracy.

3. If CBS provides such a notice, or receives such notice, it may specify reasonable actions to be taken by Medscape to correct the error, omission and/or inaccuracy or resubmit such content.

4. All CBS Health Content shall be subject to restrictions and instructions disclosed by CBS at any time.

5. CBS shall have the right to refuse to deliver to Medscape any CBS Health Content if, in CBS's sole discretion, the CBS Health Content or the use contemplated, conflicts with, interferes with or is detrimental to CBS's interests, reputation or business or which might subject CBS to unfavorable regulatory action, violate any law, infringe the rights of any person, or subject CBS to liability for any reason.

6. Medscape shall abide by responsible journalistic standards. No CBS Health Content shall be used/displayed out of context. Medscape shall not distort or misrepresent any events, opinions or statements contained in the CBS Health Content received by Medscape.


III.    CROSS-LINKS

1. Medscape shall not establish any links from the Consumer Health Site to any pornography or obscenity Content.

2. Medscape shall not conduct any cross promotions between the Consumer Health Site and any Internet Site which uses or exhibits gambling, pornography or obscenity Content.


IV.     OWNERSHIP

1. Medscape shall place the following copyright notice on all CBS Health Content Pages of the Consumer Health Site:

                           "(C) [year] Medscape, Inc.
                               All Rights Reserved
                     Portions (C) [year] CBS Worldwide Inc.
                              All Rights Reserved"

2. Medscape and CBS shall mutually develop the procedures for placing any third party copyright notice on any CBS Health Content Page, provided however that third party copyright notices may appear on CBS Health Content Pages if third party copyrighted works appear on such CBS Health Content Pages.

                                    EXHIBIT B

    (Attached to and forming a part of the Agreement, made as of July 4, 1999 between CBS Corporation and Medscape Inc.)

       ------------------------------------------------------------------

                                    CBS Marks